UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to sec. 240.14a-12

THE RYLAND GROUP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

SUPPLEMENTS TO THE PROXY STATEMENT DATED MARCH 10, 2011

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2011

Dear Stockholders:

On or about March 14, 2011, Ryland furnished or otherwise made available to stockholders its proxy statement describing the matters to be voted on at the annual meeting to be held on April 27, 2011 (the “Annual Meeting”), including the approval of The Ryland Group, Inc. 2011 Equity and Incentive Plan (the “2011 Plan”).

After preparation of the proxy statement, Ryland decided to amend the definition of a change in control included in the 2011 Plan and clarified the prohibitions on repricing under the 2011 Plan.

A copy of the amended 2011 Plan (the “Amendment”) was filed by Ryland as Exhibit 99 to the Current Report on Form 8-K filed on March 24, 2011 with the Securities and Exchange Commission (“SEC”).  Stockholders may obtain, free of charge, a copy of such Current Report on Form 8-K and the Amendment, at the SEC’s website, www.sec.gov.  In addition, a copy of the Amendment may also be requested without charge by contacting the Company’s Secretary, at our principal executive offices, attention: Corporate Secretary, 24025 Park Sorrento, Suite 400, Calabasas, California 91302.

THE 2011 PLAN, AS AMENDED, WILL BE PRESENTED FOR APPROVAL AT RYLAND’S ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2011.

Before making any decision with respect to the various agenda items to be considered at the Annual Meeting, you are urged to read the Proxy Statement, the Amendment, and this supplement because they are all relevant to this Annual Meeting.

Any vote “FOR” or “Against” the original 2011 Plan proposal using the proxy card previously made available to the stockholders of record by the Company or the voting instruction card made available to the beneficial owners by their brokerage form, bank, broker-dealer, trustee or nominee will be counted as a vote “FOR” or “Against” the 2011 Plan as amended by the Amendment, respectively.

Any stockholder of record who already voted on the 2011 Plan proposal and wishes to change his, her or its vote can do so by (i) properly executing a proxy bearing a later date, by phone, internet or mail; (ii) delivering an executed, written notice of revocation to Ryland’s Secretary, at our principal executive offices or a duly executed proxy bearing a date subsequent to his or her original proxy prior to the date of the Annual Meeting, or (iii) attending the Annual Meeting and voting in person.

If any stockholder would like a new proxy or has any questions, he or she should contact the Secretary of the Company.